Exhibit 2

Execution Version

GROUP TERMINATION AGREEMENT

This Group Termination Agreement (this “Agreement”) is made as of June 30, 2011, by and among (i) Becker Drapkin Management, L.P.; Becker Drapkin Partners (QP), L.P.; Becker Drapkin Partners, L.P.; BD Partners III, L.P.; BC Advisors, LLC; Steven R. Becker; and Matthew A. Drapkin (together, the “BD Parties”), (ii) Double Black Diamond Offshore Ltd.; Black Diamond Offshore Ltd.; Carlson Capital, L.P. (“Carlson Capital”); Asgard Investment Corp.; and Clint D. Carlson (together, the “Carlson Parties”) and (iii) Michael Brodsky (collectively with the BD Parties and the Carlson Parties, the “Group”).

WHEREAS, the undersigned entered into an Amended and Restated Group Agreement, dated June 16, 2011 (the “Group Agreement”) whereby the undersigned formed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to shares of common stock (the “Common Stock”) of Ruby Tuesday, Inc., a Georgia corporation (the “Company”) and agreed to take certain actions as a “group”; and

WHEREAS, the undersigned wish to terminate their status as a “group” and the Group Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The parties hereto, on behalf of themselves and their respective affiliates, hereby terminate their status as a “group” for purposes of Section 13(d)(3) of the Exchange Act with respect to the Common Stock of the Company as of the date hereof.

2. The parties hereto, on behalf of themselves and their respective affiliates, hereby terminate the Group Agreement as of the date hereof; provided that such termination shall not relieve any party hereto from liability under the Group Agreement incurred prior to such termination; and provided further that the obligations of Carlson Capital under paragraph 8 of the Group Agreement shall survive such termination, except that the  percentage of any realized gains on Securities directly held or beneficially owned by any Carlson Party or affiliate thereof to be paid by Carlson Capital to BD Management shall be reduced from 10% to 7% with respect to any Securities purchased once the aggregate purchase amount of such Securities by Carlson Capital exceeds $30,000,000.

3. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

4. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.  If any provision of this Agreement would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.  In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

5. Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their permitted successors and assigns, and their affiliated persons bound under the Group Agreement.  Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  No party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed and delivered this agreement as of the date first written above.

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By:	Carlson Capital, L.P., its investment manager

	By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

BLACK DIAMOND OFFSHORE LTD.

By:	Carlson Capital, L.P., its investment manager

	By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

CARLSON CAPITAL, L.P.

By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

ASGARD INVESTMENT CORP.

By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

CLINT D. CARLSON

/s/ Clint D. Carlson

BECKER DRAPKIN MANAGEMENT, L.P.

By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BECKER DRAPKIN PARTNERS (QP), L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BECKER DRAPKIN PARTNERS, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BD PARTNERS III, L.P.

By:	Becker Drapkin Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

		By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BC ADVISORS, LLC

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

STEVEN R. BECKER

/s/ Steven R. Becker

MATTHEW A. DRAPKIN

/s/ Matthew A. Drapkin

MICHAEL BRODSKY

/s/ Michael Brodsky